                                   EXHIBIT 11
                         THE CHASE MANHATTAN CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE


For a discussion of the computation of basic and diluted earnings per common share, see Note 10 of Chase's 1999 Annual Report.


(in millions, except per share amounts)                                         Three Months Ended
                                                                                     March 31,
                                                                           ----------------------------
                                                                             2000              1999

----------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE
------------------------
Earnings:
Net Income                                                                 $   1,360          $   1,173
Less:  Preferred Stock Dividends                                                  16                 18
                                                                           ---------          ---------
Net Income Applicable to Common Stock                                      $   1,344          $   1,155
                                                                           =========          =========
Shares:
Basic Average Common Shares Outstanding                                        813.8              843.6
Net Income per Share                                                       $    1.65          $    1.37
                                                                           =========          =========

DILUTED EARNINGS PER SHARE
--------------------------
Earnings:
Net Income Applicable to Common Stock                                      $   1,344          $   1,155
                                                                           =========          =========
Shares:
Basic Average Common Shares Outstanding                                        813.8              843.6
Additional Shares Issuable Upon Exercise of Stock Options
  for Dilutive Effect                                                           30.1               28.3
                                                                           ---------          ---------
Average Common Shares Outstanding Assuming Dilution                            843.9              871.9
Net Income per Share                                                       $    1.59          $    1.32
                                                                           =========          =========
==========================================================================================================




                                      -40-